Exhibit 3.1

BYLAWS

of

FOOT LOCKER, INC.

(a New York corporation)

Amended and Restated as of September 22, 2023

i

BYLAWS

of

FOOT LOCKER, INC.

(a New York corporation)

Amended and Restated as of September 22, 2023

___________________________

ARTICLE I

MEETINGS OF SHAREHOLDERS

SECTION 1.    Any meeting of the shareholders may be held at such place within or without the United States, and at such hour, as shall be fixed by the Board of Directors and stated in the notice of meeting, or, if not so fixed, at the office of the Corporation in the State of New York at 10:00 A.M.

SECTION 2.    The annual meeting of shareholders shall be held on such day and at such time as may be fixed by the Board of Directors for the election of directors and the transaction of other business.

SECTION 3.    A special meeting of the shareholders may be held whenever called in writing by the Corporate Secretary upon the direction of the Chair of the Board, a Vice Chair of the Board, the President, the Chief Executive Officer, or a majority of the entire Board of Directors. At any such special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice required by Section 5 of Article I. A special meeting may be cancelled by resolution of the Board of Directors.

SECTION 4.   For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, the Board of Directors may fix, in advance, a date as the record date for such determination of shareholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting. When a determination of shareholders of record entitled to notice of, or to vote at, any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 5.   Notice of any meeting of shareholders may be written or electronic. The notice shall state the place, date, and hour of any meeting of shareholders and, unless it is the annual meeting, shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders to demand payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. Notice of any meeting shall be given, not more than 60 nor less than 10 days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at such shareholder’s address as it appears on the record of shareholders, or, if the shareholder shall have filed with the Corporate Secretary a written request that notices be mailed to some other address, then such notice shall be directed to the shareholder at such other address. If transmitted electronically, such notice is given when directed to the shareholder's electronic mail address as supplied by the shareholder to the Corporate Secretary or as otherwise directed pursuant to the shareholder's authorization or instructions. An affidavit of the Corporate Secretary or other person giving the notice or of a transfer agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts therein stated.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date.

SECTION 6.     A list of shareholders as of the record date, certified by the officer of the Corporation responsible for its preparation or by a transfer agent of the Corporation, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

SECTION 7.    The holders of a majority of the votes of shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder. The shareholders present may adjourn the meeting despite the absence of a quorum.

SECTION 8.    Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for the shareholder by proxy executed in writing (or in such manner permitted by law) by the shareholder or the shareholder’s attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the New York Business Corporation Law.

SECTION 9.     At all meetings of shareholders, the Chair of the Board shall preside; and in the Chair of the Board’s absence a Vice Chair of the Board, the President or such other officer or director as may be appointed by the Board of Directors shall preside; and in the absence of any such officer, a chair appointed by the shareholders present shall preside. The Corporate Secretary or an Assistant Corporate Secretary shall act as corporate secretary at all meetings of the shareholders, but in the absence of the Corporate Secretary or an Assistant Corporate Secretary the presiding officer may appoint any person to act as corporate secretary of such meeting.

SECTION 10.   The Board of Directors, in advance of any meeting of shareholders, shall appoint one or more inspectors to act at the meeting or at any adjournment thereof. If inspectors are not so appointed or if such persons are unable to act at the meeting, the person presiding at the meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of the inspector’s ability.

SECTION 11.  The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report, in writing, of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

SECTION 12.   Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in such shareholder’s name on the record date on the record of shareholders.

SECTION 13.    (a)    At any annual meeting of shareholders, only such business shall be transacted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations for election to the Board of Directors, which must comply with the provisions of Article II, Section 2 of these Bylaws) must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors (including, if so specified, any shareholder proposal submitted pursuant to the rules and regulations of the Securities and Exchange Commission), (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting in accordance with the procedures set forth in this Section 13 by a shareholder of the Corporation entitled to vote at such meeting who complies with the procedures set forth in this Section 13. The immediately preceding clause (iii) shall be the exclusive means for a shareholder to submit other business (other than nominations for director, which are provided for under Article II, Section 2, and matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of shareholders.

(b)    In addition to any other applicable requirements, for business to be brought by a shareholder before an annual meeting of shareholders pursuant to clause (iii) of Section 13(a) of this Article I, the shareholder must have given timely written notice thereof in proper form to the Corporate Secretary of the Corporation. To be timely, a shareholder’s notice to the Corporate Secretary must be received at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the one-year anniversary of the date of the immediately preceding annual meeting of shareholders; provided, however, that if the annual meeting of shareholders is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder must be received at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which notice of the date of the meeting is first given or made to the Corporation’s shareholders or the day on which the date of the meeting is first disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first. In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice pursuant to this Section 13.

 (c)     To be in proper form, a shareholder’s written notice to the Corporate Secretary must set forth, as to each matter the shareholder proposes to bring before the annual meeting:

(i)    a brief description of the business proposed to be brought before the annual meeting and of the reasons for bringing such business before the annual meeting and, if such business includes a proposal to amend either the Certificate of Incorporation or these Bylaws, the text of the proposed amendment;

(ii)   the name and record address of the shareholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is being made;

(iii)  (A)  the number, series and class of shares of stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such shareholder or such beneficial owner;

 (B)   any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(C)    any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such beneficial owner has a right to vote any shares of any security of the Company;

(D)   any short interest in any security of the Corporation held by such shareholder or such beneficial owner (for purposes of this Bylaw, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(E)    any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation;

(F)    any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and

(G)   any performance-related fees (other than an asset-backed fee) that such shareholder or such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or such beneficial owner’s immediate family sharing the same household;

(iv)   any material interest of such shareholder or such beneficial owner in such business being proposed,

(v)    a description of all agreements, arrangements and understandings between such shareholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(vi)   a representation that such shareholder (or a qualified representative thereof) will appear in person at the annual meeting to bring such business before the meeting; and

(vii)  any other information relating to such shareholder or such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of shareholders pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(d)    Any person providing any information to the Corporation pursuant to this Section 13 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be received by the Corporate Secretary at the principal executive offices of the Corporation not later than 10 days following the record date for the annual meeting.

(e)     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of shareholders except business brought before the annual meeting in accordance with the provisions of Section 13(a) of this Article I and any applicable procedures set forth in this Section 13; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 13 shall be deemed to preclude discussion by any shareholder of any such business in accordance with any rules of order established by the chair of the meeting of shareholders. The chair of the meeting of shareholders shall, if the facts warrant, determine and declare at the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 13, and, if he should so determine, he shall so declare to the meeting that any such business not properly brought before the annual meeting shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For the avoidance of doubt, if the shareholder proposing any business breaches any of its representations or fails to comply with any of its obligations under this Section 13, as determined by the Board of Directors (or any duly authorized committee thereof) or the chair of the meeting, then such business shall be deemed not to have been properly brought before the meeting in accordance with the provisions of this Section 13 and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1.    The number of directors constituting the entire Board of Directors shall be not less than 7 or more than 13, the exact number of directors to be determined from time to time by resolution adopted by a majority of the entire Board of Directors. At each annual meeting of shareholders, directors shall be elected to hold office. A nominee for director shall be elected to the Board of Directors at a meeting of shareholders for the election of directors at which a quorum is present if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which the Corporate Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting.

SECTION 2.    (a)    Nominations of persons for election to the Board of Directors of the Corporation at a meeting of shareholders may be made only (i) by or at the direction of the Board of Directors (or any nominating committee appointed by the Board of Directors), (ii) by any shareholder of the Corporation entitled to vote at such meeting who complies with the procedures set forth in this Section 2 and with the requirements of Rule 14a-19 under the Exchange Act or (iii) by any Eligible Shareholder (as defined in Section 11(d) of this Article II) who complies with the procedures set forth in Section 11 of this Article II.

(b)     In addition to any other applicable requirements, for a nomination to be made by a shareholder pursuant to clause (ii) of Section 2(a) of this Article II, such shareholder must have given timely written notice thereof (a “Nomination Notice”) in proper form to the Corporate Secretary of the Corporation. To be timely, a Nomination Notice must be received at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the one-year anniversary of the date of the immediately preceding annual meeting of shareholders; provided, however, that if the annual meeting of shareholders is called for a date that is not within 25 days before or after such anniversary date, the Nomination Notice must be received at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which notice of the date of the meeting is first given or made to the Corporation’s shareholders or the day on which the date of the meeting is first disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first. In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Nomination Notice pursuant to this Section 2.

(c)     To be in proper form, a Nomination Notice must set forth or be accompanied by the following:

(i)     as to each person whom the shareholder proposes to nominate for election as a director:

(A)    the name, age, business address and residence address of such person;

(B)    the principal occupation or employment of such person;

(C)    (1) the class, series and number of all shares of stock of the Corporation which are owned by such person, (2) the name of each nominee holder of shares owned beneficially but not of record by such person and the number of shares of stock held by each such nominee holder, and (3) whether and the extent to which any Derivative Instrument has been entered into by or on behalf of such person with respect to stock of the Corporation and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase the voting power or pecuniary or economic interest of such person with respect to stock of the Corporation;

(D)    the written representation and agreement of such person required by Section 12 of this Article II;

(E)   the written consent of such person to being named as a nominee in any proxy statement relating to the particular meeting of shareholders for which the person has been nominated and to serving as a director if elected;

(F)   any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(ii)   as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made:

(A)    the name and record address of such shareholder and the name and address of such beneficial owner;

(B)    (1) the number, series and class of shares of stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such shareholder or such beneficial owner; (2) any Derivative Instrument directly or indirectly owned beneficially by such shareholder or such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such beneficial owner has a right to vote any shares of any security of the Corporation; (4) any short interest in any security of the Corporation held by such shareholder or such beneficial owner (for purposes of this Bylaw, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (5) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (7) any performance-related fees (other than an asset-backed fee) that such shareholder or such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household;

(C)   a description of all agreements, arrangements and understandings between such shareholder or such beneficial owner and each proposed nominee or any other person or persons (including their names), pursuant to which the nomination(s) are to be made by such shareholder, and any material interest of such shareholder or such beneficial in such nomination, including any anticipated benefit to such shareholder or such beneficial owner therefrom;

(D)    a representation that such shareholder (or a qualified representative thereof) will appear in person at the meeting to nominate the person(s) named in its notice; and

(E)    any other information relating to such shareholder or such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)   all other information required by Rule 14a-19 under the Exchange Act.

(d)     In addition to the information required pursuant to Section 2(c) of this Article II or any other provision of these Bylaws, the Corporation may require any proposed nominee to furnish any other information (i) that may reasonably be requested by the Corporation to determine whether the nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (ii) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee or (iii) that may reasonably be requested by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation.

(e)    Any person providing any information to the Corporation pursuant to this Section 2 shall further update and supplement such information (i) if necessary, so that all such information shall be true and correct as of the record date for the meeting, and such update and supplement shall be received by the Corporate Secretary at the principal executive offices of the Corporation not later than 10 days following the record date for the meeting and (ii) to provide evidence that the shareholder providing a Nomination Notice has solicited proxies from holders representing at least 67% of the voting power of the shares entitled to vote in the election of directors, and such update and supplement shall be received by the Corporate Secretary at the principal executive offices of the Corporation not later than 10 days following the date such stockholders files a definitive proxy statement in connection with such meeting of shareholders.

(f)     Except as may otherwise be provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances, no person shall be eligible for election by the shareholders as a director of the Corporation unless nominated in accordance with the provisions of Section 2(a) of this Article II and any applicable procedures set forth in this Section 2 or Section 11 of this Article II. The chair of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in compliance with such procedures, or that the solicitation in support of nominees other than the Corporation’s nominees was not conducted in compliance with Rule 14a-19 under the Exchange Act, and if the chair should so determine, the chair shall so declare to the meeting and the defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For the avoidance of doubt, if a nominee and/or the shareholder providing a Nomination Notice relating to such nominee breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2 or Rule 14a-19 under the Exchange Act, as determined by the Board of Directors (or any duly authorized committee thereof) or the chair of the meeting, then such nomination shall be deemed not to have been made in accordance with the procedures set forth in this Section 2 and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(g)     The shareholder providing a Nomination Notice, or any affiliates or associates of such person, in connection with the solicitation of proxies, must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by or on behalf of the Corporation or the Board of Directors.

SECTION 3.    The Board of Directors or any committee thereof may hold its meetings in such place or places within or without the State of New York as the Board of Directors may, from time to time, determine. Any one or more or all of the members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board or of any committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 4.    Regular meetings of the Board of Directors shall be held in accordance with the schedule adopted each year by the Board of Directors, or on such other day or at such other time or place as the Board of Directors may, from time to time, determine. No notice shall be required for any such regular meeting of the Board of Directors; provided, however, that the Corporate Secretary shall forthwith give notice of any change in the place, day or time for holding regular meetings of the Board of Directors by mailing a notice thereof to each director.

SECTION 5.     At the first meeting of the Board of Directors held after each annual meeting of shareholders, the Board shall (a) elect the executive officers of the Corporation, such executive officers to hold office until the first meeting of the Board of Directors following the next annual meeting of the shareholders, and (b) designate an Executive Committee and such other committees as the Board of Directors deems appropriate.

SECTION 6.    Special meetings of the Board of Directors shall be held whenever called by direction of the Chair of the Board, a Vice Chair of the Board, the President, the Chief Executive Officer or a majority of the entire Board.

SECTION 7.     Any notice of a meeting of directors required to be given shall be mailed to each director at least two days before the day on which such meeting is to be held, or shall be sent by telegraph, telex, cable, wireless, telecopy or electronic mail, or be delivered personally or by telephone, at least 24 hours before the time at which such meeting is to be held. Notice need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

SECTION 8.     A notice, or waiver of notice, need not specify the purpose (other than to amend these Bylaws) of any regular or special meeting of the Board of Directors.

SECTION 9.     At all meetings of the Board of Directors, the Chair of the Board, a Vice Chair of the Board, the President, or such other officer or director as may be appointed by the Board, shall preside.

SECTION 10.  One-third of the entire Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided in these Bylaws, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of any meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

SECTION 11.  (a)    Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Section 11, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any nominating committee appointed by the Board of Directors), the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by an Eligible Shareholder pursuant to and in accordance with this Section 11 (a “Shareholder Nominee”). For purposes of this Section 11, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Corporate Secretary of the Corporation concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Shareholder so elects, a Supporting Statement (as defined in Section 11(h) of this Article II). For the avoidance of doubt, nothing in this Section 11 shall limit the Corporation’s ability to solicit against any Shareholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Shareholder or Shareholder Nominee, including any information provided to the Corporation pursuant to this Section 11. Subject to the provisions of this Section 11, the name of any Shareholder Nominee included in the Corporation’s proxy statement for an annual meeting of shareholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.

(b)    In addition to any other applicable requirements, for a nomination to be made by an Eligible Shareholder pursuant to this Section 11, the Eligible Shareholder must have given timely written notice thereof (a “Notice of Proxy Access Nomination”) in proper form to the Corporate Secretary of the Corporation and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Corporation’s proxy materials pursuant to this Section 11. To be timely, the Notice of Proxy Access Nomination must be received at the principal executive offices of the Corporation not less than 120 nor more than 150 calendar days prior to the one-year anniversary of the date that the Corporation first distributed its proxy statement to shareholders for the immediately preceding annual meeting of shareholders. In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 11.

(c)    The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 11 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number, as it may be adjusted pursuant to this Section 11(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such shareholder or group of shareholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Shareholder Nominees for any of the two preceding annual meetings of shareholders (including any persons counted as Shareholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 11 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Shareholder Nominees. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 11 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 11 exceeds the Permitted Number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 11 exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 11 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Shareholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 11 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Section 11 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 11, the Corporation shall not be required to include any Shareholder Nominees in its proxy materials pursuant to this Section 11 for any meeting of shareholders for which the Corporate Secretary of the Corporation receives a Nomination Notice (whether or not subsequently withdrawn) indicating that a shareholder intends to nominate one or more persons for election to the Board of Directors pursuant to clause (ii) of Section 2(a) of this Article II and the related procedures set forth in Section 2 of this Article II.

(d)    An “Eligible Shareholder” is a shareholder or group of no more than 20 shareholders (counting as one shareholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in Section 11(e) of this Article II) continuously throughout the three-year period preceding and including the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Corporation in accordance with this Section 11 (the “Minimum Holding Period”) a number of shares of common stock of the Corporation that represents at least three percent of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such number is disclosed in any filing by the Corporation with the Securities and Exchange Commission prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Corporation in accordance with this Section 11 (the “Required Shares”), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of this Section 11. A “Qualifying Fund Group” means two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Shareholder consists of a group of shareholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 11 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the three percent Ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Section 11 by any member of such group shall be deemed a breach by the Eligible Shareholder. No shareholder may be a member of more than one group of shareholders constituting an Eligible Shareholder with respect to any annual meeting of shareholders.

(e)     For purposes of this Section 11, a shareholder shall be deemed to “Own” only those outstanding shares of common stock of the Corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. For purposes of this Section 11, a beneficial owner of shares of the Corporation’s common stock shall be considered a “shareholder” and shall “Own” shares held in the name of a nominee or other intermediary so long as such shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s Ownership of shares shall be deemed to continue during any period in which (i) the shareholder has loaned such shares, provided that the shareholder has the power to recall such loaned shares on five business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder. The terms “Owned,” “Ownership” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “Owned” for these purposes shall be decided by the Board of Directors.

(f)     To be in proper form, the Notice of Proxy Access Nomination must set forth or be accompanied by the following:

(i)     a statement by the Eligible Shareholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously for the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting and (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting;

(ii)    one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Corporation, the Eligible Shareholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide, within 10 days following the record date for the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the record date;

(iii)    a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv)    the information, representations and other documents required to be set forth in or included with a Nomination Notice pursuant to Section 2(c) of this Article II;

(v)    a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) it is nominating pursuant to this Section 11, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any shareholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)   an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 11 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation or other communication with the shareholders of the Corporation relating to the meeting at which its Shareholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vii)   in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 11 (including withdrawal of the nomination); and

(viii)  in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders in which two or more funds are intended to be treated as one shareholder for purposes of qualifying as an Eligible Shareholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)    In addition to the information required or requested pursuant to Section 11(f) of this Article II or any other provision of these Bylaws, (i) the Corporation may require any proposed Shareholder Nominee to furnish any other information (A) that may reasonably be requested by the Corporation to determine whether the Shareholder Nominee would be independent under the Independence Standards, (B) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Shareholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Shareholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 11 or to serve as a director of the Corporation, and (ii) the Corporation may require the Eligible Shareholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Shareholder’s continuous Ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.

(h)   For each of its Shareholder Nominees, the Eligible Shareholder may, at its option, provide to the Corporate Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of such Shareholder Nominee’s candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of each of its Shareholder Nominees. Notwithstanding anything to the contrary contained in this Section 11, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(i)     In the event that any information or communications provided by an Eligible Shareholder or a Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Corporate Secretary of the Corporation of any such defect and of the information that is required to correct any such defect. Without limiting the forgoing, an Eligible Shareholder shall provide immediate notice to the Corporation if the Eligible Shareholder ceases to Own any of the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the Corporation pursuant to this Section 11 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be received by the Corporate Secretary at the principal executive offices of the Corporation not later than 10 days following the record date for the annual meeting. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 11(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Shareholder Nominee from its proxy materials pursuant to this Section 11).

(j)     Notwithstanding anything to the contrary contained in this Section 11, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 11, any Shareholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the Corporation or its shareholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k)    Notwithstanding anything to the contrary set forth herein, if (i) a Shareholder Nominee and/or the applicable Eligible Shareholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 11 or (ii) a Shareholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 11, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chair of the annual meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder and (C) the chair of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(l)    Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting or (ii) does not receive at least 20% of the votes cast in favor of such Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 11 for the next two annual meetings of shareholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any shareholder from nominating any person to the Board of Directors pursuant to clause (ii) of Section 2(a) of this Article II and the related procedures set forth in Section 2 of this Article II.

(m)   Other than Rule 14a-19 under the Exchange Act, this Section 11 provides the exclusive method for a shareholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

SECTION 12.  In order to be eligible for election or re-election as a director of the Corporation, a person must deliver to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation a written representation and agreement that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (c) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of business conduct, corporate governance guidelines, securities trading policies and any other policies or guidelines of the Corporation applicable to directors and (d) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.

ARTICLE III

COMMITTEES

SECTION 1.   The Board of Directors, by resolution adopted by a majority of the entire Board, may designate not less than three of its members who, with the Chair of the Board, shall constitute an Executive Committee. During intervals between meetings of the Board of Directors, the Executive Committee shall possess, and may exercise, all of the powers of the Board (except as otherwise provided in this Article III) in the management of the business of the Corporation, in all cases in which specific directions shall not have been given by the Board of Directors.

SECTION 2.   The Chair of the Board shall be the chair of the Executive Committee, and the Corporate Secretary of the Corporation shall be the corporate secretary of such committee, or in the Corporate Secretary’s absence any Assistant Corporate Secretary who shall have been designated by the Board of Directors to perform the duties of the Corporate Secretary. All acts and resolutions of the Executive Committee shall be recorded in the minute book and reported to the Board of Directors at its next succeeding regular meeting and shall be subject to the approval of, or revision by, the Board, but no acts or rights of third parties shall be affected by any such revision. The presence of a majority of the members of the Executive Committee shall be necessary to constitute a quorum. The affirmative vote of a majority of the members of the Executive Committee shall be necessary for the adoption of any resolution. The members of the Executive Committee who are not full-time employees of the Corporation shall receive such compensation for their services as shall, from time to time, be fixed by the Board.

SECTION 3.   The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint a Human Capital and Compensation Committee consisting of three or more directors who are not employees of the Corporation. All compensation paid or payable to officers of the Corporation shall be fixed by the Human Capital and Compensation Committee.

SECTION 4.    From time to time the Board of Directors, by resolution adopted by a majority of the entire Board, may appoint any other committee or committees, each consisting of three or more directors or officers, with such powers as shall be specified in the resolution of appointment.

SECTION 5.    The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member or members at any meeting of such committee.

SECTION 6.    Each committee shall serve at the pleasure of the Board of Directors. The designation of any such committee and the delegation thereto of authority shall not alone relieve any director of such director’s duty to the Corporation under the New York Business Corporation Law.

SECTION 7.     No committee shall have authority as to the following matters:

(a)     The submission to shareholders of any action that needs shareholders' approval under the New York Business Corporation Law;

(b)     The filling of vacancies in the Board of Directors or in any committee;

(c)     The fixing of compensation of the directors for serving on the Board of Directors or on any committee;

(d)     The amendment or repeal of any Bylaw, or the adoption of any new Bylaw; or

(e)     The amendment or repeal of any resolution of the Board of Directors which, by the terms of such resolution, shall not be so amendable or repealable.

SECTION 8.    Subject to any requirements of these Bylaws, each committee shall establish its own organization, fix its own rules of procedure, and meet as ordered by the Board of Directors.

ARTICLE IV

OFFICERS

SECTION 1.   The officers of the Corporation shall be elected by the Board of Directors, and may consist of a Chair of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more other Vice Presidents, a Chief Accounting Officer, a Treasurer, and a Corporate Secretary. The Board of Directors may also elect, as an officer of the Corporation, one or more Vice Chairs of the Board. The Board of Directors may appoint one or more Assistant Treasurers or Assistant Secretaries and such other officers as shall be deemed necessary, who shall perform such duties as may, from time to time, be prescribed by the Board of Directors. Any two or more offices may be held by the same person, and no officer, except the Chair of the Board need be a director.

All officers elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire Board. All other officers, agents and employees shall hold office at the discretion of the committee or of the officer appointing them. The removal of an officer without cause shall be without prejudice to the officer’s contract rights, if any. The election or appointment of an officer shall not, of itself, create contract rights.

The Board of Directors may require any officer to give security for the faithful performance of such officer’s duties.

SECTION 2.    The Chair of the Board shall preside at all meetings of shareholders, the Board of Directors, and the Executive Committee. The Chair of the Board shall perform all duties and hold all positions prescribed by these Bylaws and shall perform such other duties as may be assigned to the Chair of the Board by the Board.

SECTION 3.    Vice Chairs of the Board shall perform all duties and hold all positions prescribed by these Bylaws and shall have such other powers and shall perform such other duties as may be assigned them by the Board. In case of the absence or disability of the Chair of the Board, the duties of the office of Chair of the Board shall be performed by a Vice Chair of the Board, unless and until the Board of Directors shall otherwise direct.

SECTION 4.    The President shall perform all duties and hold all positions prescribed by these Bylaws and shall have such other powers and shall perform such other duties as may be assigned to the President by the Board. In case of the absence or disability of the Chair of the Board and any Vice Chair of the Board, the duties of the office of Chair of the Board shall be performed by the President unless and until the Board of Directors shall direct otherwise.

SECTION 5.   The Chief Executive Officer shall be the chief executive officer of the Corporation and shall perform all duties and hold all positions prescribed by these Bylaws and shall perform all other duties incidental to such office. The Chief Executive Officer shall keep the Chair of the Board and the Board of Directors fully informed and shall freely consult with the Chair of the Board and the Board of Directors concerning the business of the Corporation.

SECTION 6.     The Chief Operating Officer shall be the chief operating officer of the Corporation, and shall perform all duties and hold all positions prescribed by these Bylaws and shall have such other powers and shall perform such other duties as may be assigned to the Chief Operating Officer by the Board.

SECTION 7.    Each Executive Vice President, each Senior Vice President, and each other Vice President shall have such powers and shall perform such duties as may be assigned by the Board of Directors.

SECTION 8.   The Chief Accounting Officer shall be the principal accounting officer of the Corporation and shall be designated the "principal accounting officer" for purposes for the Corporation’s filings with the Securities and Exchange Commission. The Chief Accounting Officer shall be responsible for the systems of financial control, the maintenance of accounting records, the preparation of the financial statements of the Corporation. The Chief Accounting Officer shall prepare and submit regular reports to the Board of Directors when and as desired. The Chief Accounting Officer shall perform all duties incident to the office of Chief Accounting Officer and such additional duties as may be assigned to the Chief Accounting Officer by the Board of Directors, the Chair of the Board, a Vice Chair of the Board, the President, the Chief Executive Officer, or the Chief Operating Officer.

SECTION 9.   The Treasurer shall have the custody of all the funds and securities of the Corporation; and the Treasurer may endorse on behalf of the Corporation for collection all checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate. The Treasurer may sign vouchers, receipts, checks, drafts, notes and orders for the payment of money and may pay out and dispose of the same under the direction of the Board of Directors, the Chair of the Board, a Vice Chair of the Board, the President, the Chief Executive Officer, or the Chief Operating Officer. The Treasurer shall perform all the duties incident to the office of Treasurer and shall perform such additional duties as may be assigned to the Treasurer by the Board of Directors, the Chair of the Board, a Vice Chair of the Board, the President, the Chief Executive Officer, or the Chief Operating Officer. The Treasurer shall give such security for the faithful performance of the Treasurer’s duties as the Board of Directors may determine.

SECTION 10.  The Corporate Secretary shall keep the minutes of all meetings of the Board of Directors, the minutes of all meetings of the shareholders, and the minutes of the proceedings of all committees of which the Corporate Secretary shall act as corporate secretary, in books provided for such purpose. The Corporate Secretary shall have charge of the certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may direct, all of which shall, at all reasonable times during business hours, be open to the examination of any director. The Corporate Secretary shall, in general, perform all duties incident to the office of Corporate Secretary, subject to the control of the Board of Directors.

SECTION 11.   The Board of Directors may, from time to time, extend or restrict the powers and duties of any officer.

ARTICLE V

EXECUTION OF CONTRACTS

All contracts of the Corporation shall be executed on behalf of the Corporation by (i) any one of the Chair of the Board, a Vice Chair of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, an Executive Vice President, a Senior Vice President, or another Vice President, (ii) such other officer or employee of the Corporation authorized in writing by the Chair of the Board and the President, or either one of such officers together with a Senior Vice President, with such limitations or restrictions on such authority as they deem appropriate, or (iii) such other person as may be authorized by the Board of Directors, and, if required, the seal of the Corporation shall be thereto affixed and attested by the Corporate Secretary or an Assistant Corporate Secretary.

ARTICLE VI

CAPITAL STOCK

SECTION 1.    The shares of the Corporation shall be represented by certificates or shall be uncertificated shares. The certificates for shares of the capital stock of the Corporation shall be in such form, in conformity with the Business Corporation Law, as shall be approved by the Board of Directors. All stock certificates shall be signed by the Chair of the Board, a Vice Chair of the Board, the President, an Executive Vice President, a Senior Vice President or another Vice President, and also by the Corporate Secretary or the Treasurer, and sealed with the seal of the Corporation or a facsimile thereof; provided, however, that upon certificates countersigned by a transfer agent or registered by a registrar, the signatures of such officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer at the date of issuance of such certificate.

SECTION 2.    Shares of the capital stock of the Corporation shall be transferable only on the books of the Corporation by the holder thereof in person, or by his attorney, upon surrender and cancellation of certificates for a like number of shares. The Board of Directors may, from time to time, make proper provisions for the issuance of new certificates in place of lost or destroyed certificates.

SECTION 3.    The Board of Directors shall have power and authority to make all such rules and regulations as may be deemed expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation; and the Board of Directors may appoint one or more transfer agents and one or more registrars and may require all stock certificates to bear the signatures of a transfer agent and of a registrar.

SECTION 4.   For the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any rights, the Board of Directors may fix, in advance, a date as the record date for such determination of shareholders. Such date shall not be more than 60 days prior to the date of any such payment or allotment.

ARTICLE VII

CORPORATE SEAL

The Board of Directors shall provide a suitable seal containing the name of the Corporation and the year of incorporation, which seal shall be in the charge of the Corporate Secretary.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall end on the Saturday closest to the last day in January of each year.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHERS

SECTION 1.    The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who is or was made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by, or in the right of, the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served in any capacity at the request of the Corporation, by reason of the fact that such director or officer, such director or officer’s testator or intestate, is or was a director or officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees, costs and charges) incurred as a result of such action or proceeding, or appeal therein; provided, however, that no indemnification shall be provided to any such person who is a director or officer of the Corporation if a judgment or other final adjudication adverse to such director or officer establishes that (a) such director or officer’s acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (b) such director or officer personally gained in fact a financial profit or other advantage to which such director or officer was not legally entitled.

SECTION 2.    The Corporation may indemnify any person (including a person entitled to indemnification pursuant to Section 1) to whom the Corporation is permitted to provide indemnification or the advancement of expenses to the fullest extent permitted by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (a) a resolution of shareholders, (b) a resolution of directors, or (c) an agreement providing for such indemnification, it being expressly intended that this Article IX authorizes the creation of other rights in any such manner.

SECTION 3.    The Corporation shall, from time to time, reimburse or advance to any person referred to in Section 1 the funds necessary for payment of expenses incurred in connection with any action or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (a) the person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (b) the person personally gained in fact a financial profit or other advantage to which the person was not legally entitled.

SECTION 4.    Without limitation of any indemnification provided by Section 1, any director or officer of the Corporation serving (a) another corporation, partnership, joint venture or trust of which 20 percent or more of the voting power or residual economic interest is held, directly or indirectly, by the Corporation, or (b) any employee benefit plan of the Corporation or any entity referred to in clause (a), in any capacity shall be deemed to be doing so at the request of the Corporation.

SECTION 5.    Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article IX may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

SECTION 6.    The right to be indemnified or to the reimbursement or advancement of expenses pursuant to Sections 1 or 3 of this Article IX or a resolution authorized pursuant to Section 2 of this Article IX (a) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof (or of any such resolution) were set forth in a separate written contract between the Corporation and such person, (b) is intended to be retroactive and shall, to the extent permitted by law, be available with respect to events occurring prior to the adoption hereof, and (c) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto. The Corporation shall not be obligated under this Article IX (including any resolution or agreement authorized by Section 2 of this Article IX) to make any payment hereunder (or under any such resolution or agreement) to the extent the person seeking indemnification hereunder (or under any such resolution or agreement) has actually received payment (under any insurance policy, resolution, agreement or otherwise) of the amounts otherwise indemnifiable hereunder (or under any such resolution or agreement).

SECTION 7.    If a request to be indemnified or for the reimbursement or advancement of expenses pursuant to Sections 1 or 3 of this Article IX is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of, or reimbursement or advancement of expenses to, the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

ARTICLE X

AMENDMENTS

These Bylaws may be amended or repealed, and any new Bylaw may be adopted, by vote of a majority of the entire Board of Directors at any meeting, provided written notice of the proposed amendment or repeal, or new Bylaw, shall have been given to each director before the meeting. Notwithstanding the foregoing sentence, the Board of Directors may not amend or repeal any Bylaw adopted by the shareholders. Any Bylaw adopted by the Board of Directors may be amended or repealed by the shareholders at any annual meeting or at any special meeting, provided notice of the proposed amendment or repeal be included in the notice of meeting.

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